UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2008

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Central Avenue
Phoenix, Arizona	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

Freeport-McMoRan Copper & Gold Inc. (FCX) agreed in privately negotiated transactions to induce conversion of approximately 0.3 million shares of its 5½% Convertible Perpetual Preferred Stock (5½% Preferred Stock) with a liquidation preference of approximately $268 million into approximately 5.8 million shares of FCX common stock.  To induce the conversion of these shares of 5½% Preferred Stock, FCX will issue to the holders an additional aggregate 1.0 million shares of common stock valued at approximately $22 million at the time of the transactions. FCX will record a $22 million charge to preferred dividends in the fourth quarter of 2008 in connection with these transactions.  Preferred dividend savings resulting from these transactions will total approximately $15 million per annum.

After giving effect to these transactions, FCX will have outstanding (1) approximately 384 million common shares and (2) approximately 0.8 million shares of its 5½% Preferred Stock with a liquidation preference of approximately $832 million, which are currently convertible into approximately 17.9 million common shares. These induced conversions were exempt from registration by virtue of the exemption provided under Section 3(a)(9) of the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
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C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date:  December 18, 2008